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                                  EXHIBIT 11
                           ANIKA THERAPEUTICS, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

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

                                               FOR THE THREE MONTHS ENDED
                                                          MARCH 31,
                                                     1997         1996
                                               --------------------------
PRIMARY:
-------

Net income (loss):                                $  216,369   ($725,659)

Weighted average number of common
  shares outstanding                               4,989,521   3,787,240

Dilutive effect of:
          Outstanding stock options                  664,560           -
          Warrants for redeemable convertible
           preferred stock                           361,008           -
          Warrants for common stock                   69,022           -
                                                  ----------------------
Weighted average number of common
  shares as adjusted                               6,084,111   3,787,240
                                                  ----------------------

Primary earnings (loss) per share                      $0.04      ($0.19)
                                                  ======================

FULLY DILUTED:
-------------
Net income (loss):                                  $216,369   ($725,659)

Weighted average number of common
  shares outstanding                               4,989,521   3,787,240

Dilutive effect of:
          Redeemable convertible preferred stock   1,262,590           -
          Outstanding stock options                  744,225           -
          Warrants for redeemable convertible
           preferred stock                           379,790           -
          Warrants for common stock                   79,396           -
                                                  ----------------------
Weighted average number of common
  shares as adjusted                               7,455,522   3,787,240
                                                  ----------------------
Fully diluted earnings (loss) per share                $0.03      ($0.19)
                                                  ======================


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